Exhibit 99.1

Joint Filing Agreement

Palisade Private Partnership, L.P., Palisade Private Holdings, LLC, Palisade Capital Management, L.L.C. and Dennison T. Veru hereby agree that the Schedule 13D to which this agreement is attached is filed on behalf of each of them.

Dated as of: February 2, 2011

PALISADE PRIVATE PARTNERSHIP, L.P
By: Palisade Private Holdings, LLC, General Partner

/s/ Dennison T. Veru
Dennison T. Veru Authorized Person

PALISADE PRIVATE HOLDINGS, LLC

/s/ Dennison T. Veru
Dennison T. Veru Authorized Person

PALISADE CAPITAL MANAGEMENT, L.L.C.

/s/ Dennison T. Veru
Dennison T. Veru Managing Member

/s/ Dennison T. Veru
Dennison T. Veru